                                                                    EXHIBIT 10.2

                           REVOLVING PROMISSORY NOTE
                                 (this "NOTE")

U.S. $10,000,000.00                                        June 1, 2001 ("DATE")

FOR VALUE RECEIVED, FRIEDMAN INDUSTRIES, INC. ("BORROWER)," a Texas corporation, promises to pay to the order of THE CHASE MANHATTAN BANK ("BANK") on or before April 1, 2004 (the "TERMINATION DATE"), at its banking house at 712 Main Street, P.O. Box 2558, Houston, Texas, or at such other location as Bank may designate, in lawful money of the United States of America, the lesser of: (i) the principal sum of TEN MILLION AND NO/100THS UNITED STATES DOLLARS (U.S. $10,000,000.00) or (ii) the aggregate unpaid principal amount of all loans made by Bank (each such loan being a "LOAN"), which may be outstanding on the Termination Date. Each Loan shall be due and payable on the maturity date agreed to by Bank and Borrower with respect to such Loan (the "MATURITY DATE"). In no event shall any Maturity Date fall on a date after the Termination Date. This
Note is the Revolving Note referenced in Section 1.1 of the Letter Agreement (as defined below). Capitalized terms used but not otherwise defined in this Note shall have the same meanings here as assigned to them in the Letter Agreement. Subject to the terms and conditions of this Note and the Letter Agreement, Borrower may borrow, repay and reborrow all or any part of the credit provided for herein at any time before the Termination Date, there being no limitation on the number of Loans made so long as the total unpaid principal amount at any time outstanding does not exceed the Commitment.

"ADJUSTED LIBOR RATE" means a per annum interest rate determined by Bank by dividing: (i) the LIBOR Rate by (ii) Statutory Reserves provided that Statutory Reserves is greater than zero, otherwise Adjusted LIBOR Rate means a per annum interest rate equal to the LIBOR Rate. "LIBOR RATE" means with respect to any LIBOR Loan for any Interest Period the interest rate determined by Bank by reference to the British Bankers' Association Interest Settlement Rates (as set forth by any service selected by Bank which has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates including but not limited to Bloomberg, Reuters or Telerate) to be the rate at approximately 11:00 a.m. London time, two Business Days prior to the commencement of such Interest Period for the offering by the Bank's London office, of dollar deposits in an amount comparable to such LIBOR Loan with a maturity comparable to such Interest Period.

"BOARD" means the Board of Governors of the Federal Reserve System of the United States.

"BORROWING DATE" means any Business Day on which Bank shall make or continue a Loan hereunder.

"BUSINESS DAY" means a day: (i) on which Bank and commercial banks in New York City are generally open for business; and (ii) with respect to LIBOR Loans, on which dealings in United States Dollar deposits are carried out in the London interbank market.

"HIGHEST LAWFUL RATE" means the maximum nonusurious rate of interest from time to time permitted by applicable law. To the extent that Texas law determines the Highest Lawful Rate, the Highest Lawful Rate is the weekly rate ceiling as defined in the Texas Finance Code Chapter 303. Bank may from time to time, as to current and future balances, elect and implement any other ceiling under such statutes and/or revise the index, formula or provisions of law used to compute the rate on this open-end account by notice to Borrower, if and to the extent permitted by, and in the manner provided in applicable law.

"INTEREST PERIOD" means the period commencing on the Borrowing Date and ending on the Maturity Date, consistent with the following provisions. The duration of each Interest Period shall be: (a) in the case of a Prime Rate Loan, a period of up to the Termination Date unless any portion thereof is converted to a LIBOR Loan hereunder; and (b) in the case of a LIBOR Loan, a period of up to one, two or three months; in each case as selected by Borrower and agreed to by Bank. Borrower's choice of Interest Period is subject to the following limitations:
(i) No Interest Period shall end on a date after the Termination Date; and (ii) If the last day of an Interest Period would be a day other than a Business Day, the Interest Period shall end on the next succeeding Business Day (unless the Interest Period relates to a LIBOR Loan and the next succeeding Business Day is in a different calendar month than the day on which the Interest Period would otherwise end, in which case the Interest Period shall end on the next preceding Business Day).

"LETTER AGREEMENT" means the Amended and Restated Letter Agreement dated as of April 1, 1995 by and between Borrower and Bank, as amended by a First Amendment dated as of April 1, 1997, a Second Amendment dated as of July 21, 1997, a Third Amendment dated as of April 1, 1999, a Fourth Amendment dated as of June 1, 2001 and as it may be further amended from time to time.

"LIBOR LOAN" means a Loan which bears interest at a rate determined by reference to the Adjusted LIBOR Rate.

"LOAN DOCUMENTS" means this Note, the Letter Agreement and any other document or instrument evidencing, securing, guaranteeing or given in connection with this Note.

"OBLIGATIONS" means all principal, interest and other amounts which are or become owing under this Note or any other Loan Document.

"OBLIGOR" means Borrower and any guarantor, surety, co-signer, general partner or other person who may now or hereafter be obligated to pay all or any part of the Obligations.

"PRIME RATE" means the rate determined from time to time by Bank as its prime rate. The Prime Rate shall change automatically from time to time without notice to Borrower or any other person. THE PRIME RATE IS A REFERENCE RATE AND MAY NOT BE BANK'S LOWEST RATE.

"PRIME RATE LOAN" means a Loan which bears interest at a rate determined by reference to the Prime Rate.

"STATUTORY RESERVES" means the difference (expressed as a decimal) of the number one minus the aggregate of the maximum reserve percentages (including, without limitation, any marginal, special, emergency, or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which Bank is subject to, with respect to the LIBOR Rate, for Eurocurrency Liabilities (as defined in Regulation D of the Board). Such reserve percentages shall include, without limitation, those imposed under such Regulation D. LIBOR Loans shall be deemed to constitute Eurocurrency Liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any bank under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          Loans may be either Prime Rate Loans or LIBOR Loans. Borrower shall pay interest on the unpaid principal amount of each Prime Rate Loan at a rate per annum equal to the lesser of: (i) the Prime Rate in effect from time to time (the "EFFECTIVE PRIME RATE"); or (ii) the Highest Lawful Rate. Accrued interest on each Prime Rate Loan is due and payable on the first day of each September, December, March and June during the term of this Note, commencing September 1, 2001, and on the Termination Date. Borrower shall pay interest on the unpaid principal amount of each LIBOR Loan for the Interest Period with respect thereto at a rate per annum equal to the lesser of: (i) the Adjusted LIBOR Rate plus one and one-half percent (1.50%) (the "EFFECTIVE LIBOR RATE"); or (ii) the Highest Lawful Rate. Accrued interest on each LIBOR Loan is due on the last day of each Interest Period applicable thereto on any prepayment (on the amount prepaid), and on the Termination Date.

          If at any time the effective rate of interest which would otherwise be payable on any Loan evidenced by this Note exceeds the Highest Lawful Rate, the rate of interest to accrue on the unpaid principal balance of such Loan during all such times shall be limited to the Highest Lawful Rate, but any subsequent reductions in such interest rate shall not become effective to reduce such interest rate below the Highest Lawful Rate until the total amount of interest accrued on the unpaid principal balance of such Loan equals the total amount of interest which would have accrued if the Effective Prime Rate, or Effective LIBOR Rate, whichever is applicable, had at all times been in effect.

          Each LIBOR Loan shall be in an amount not less than $10,000.00 and an integral multiple of $10,000.00. Each Prime Rate Loan shall be in an amount not less than $10,000.00 and an integral multiple of $10,000.00. Interest on each Prime Rate Loan shall be computed on the basis of the actual number of days elapsed and a year comprised of 365 or 366 days, as the case may be. Interest on each LIBOR Loan shall be computed on the basis of the actual number of days elapsed and a year comprised of 360 days,


                               Page 1 of 3 Pages

10.2 (con't)

unless such calculation would result in a usurious interest rate, in which case such interest shall be calculated on the basis of a 365 or 366 day year, as the case may be.

     The unpaid principal balance of this Note at any time will be the total amounts advanced by Bank, less the amount of all payments or prepayments of principal. Absent manifest error, the records of Bank will be conclusive as to amounts owed.

     Loans shall be made on Borrower's irrevocable notice to Bank, given not later than 10:00 A.M. (Houston time) on, in the case of LIBOR Loans, the third Business Day prior to the proposed Borrowing Date or, in the case of Prime Rate Loans, the first Business Day prior to the proposed Borrowing Date. Each notice of a requested borrowing (a "NOTICE OF REQUESTED BORROWING") under this paragraph may be oral or written, and shall specify: (i) the requested amount;
(ii) proposed Borrowing Date; (iii) whether the requested Loan is to be a Prime Rate Loan or LIBOR Loan; and (iv) Interest Period for the LIBOR Loan. If any Notice of Requested Borrowing shall be oral, Borrower shall deliver to Bank prior to the Borrowing Date a confirmatory written Notice of Requested Borrowing.

     Borrower may on any Business Day prepay the outstanding principal amount of any Prime Rate Loan, in whole or in part. Partial prepayments shall be in an aggregate principal amount of $10,000.00 or a greater integral multiple of $10,000.00. Borrower shall have no right to prepay any LIBOR Loan.

     Provided that no Event of Default has occurred and is continuing, Borrower may elect to continue all or any part of any LIBOR Loan beyond the expiration of the then current Interest Period relating thereto by providing Bank at least three Business Days written or telecopy notice of such election, specifying the Loan or portion thereof to be continued and the Interest Period therefor and whether it is to be a Prime Rate Loan or LIBOR Loan provided that any continuation as a LIBOR Loan shall not be less than $10,000.00 and shall be in an integral multiple of $10,000.00. If an Event of Default shall have occurred and be continuing, the Borrower shall not have the option to elect to continue any such LIBOR Loan or to convert Prime Rate Loans into LIBOR Loans. Provided that no Event of Default has occurred and is continuing, Borrower may elect to convert any Prime Rate Loan at any time or from time to time to a LIBOR Loan by providing Bank at least three Business Days written or telecopy notice of such election, specifying cash Interest Period therefor. Any conversion of Prime Rate Loans shall not result in a borrowing of LIBOR Loans in an amount less than $10,000.00 and in integral multiples of $10,000.00.

     If at any time Bank determines in good faith (which determination shall be conclusive) that any change in any applicable law, rule or regulation or in the interpretation, application or administration thereof makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for Bank or its foreign branch or branches to maintain any LIBOR Loan by means of dollar deposits obtained in the London interbank market (any of the above being described as a "LIBOR EVENT"), then, at the option of Bank, the aggregate principal amount of all LIBOR Loans outstanding shall be prepaid; however the prepayment may be made at the sole option of the Bank with a Prime Rate Loan. Upon the occurrence of any LIBOR Event, and at any time thereafter so long as such LIBOR Event shall continue, the Bank may exercise its aforesaid option by giving written notice thereof to Borrower.

     If Bank determines after the date of this Note that any change in applicable laws, rules or regulations regarding capital adequacy, or any change in the interpretation or administration thereof by any appropriate governmental agency, or compliance with any request or directive to Bank regarding capital adequacy (whether or not having the force of law) of any such agency, increases the capital required to be maintained with respect to any Loan and therefore reduces the rate of return on Bank's capital below the level Bank could have achieved but for such change or compliance (taking into consideration Bank's policies with respect to capital adequacy), then Borrower will pay to Bank from time to time, within 15 days of Bank's request, any additional amount required to compensate Bank for such reduction. Bank will request any additional amount by delivering to Borrower a certificate of Bank setting forth the amount necessary to compensate Bank. The certificate will be conclusive and binding, absent manifest error. Bank may make any assumptions and may use any allocations of costs and expenses and any averaging and attribution methods, which Bank in good faith finds reasonable.

     If any domestic or foreign law, treaty, rule or regulation (whether now in effect or hereinafter enacted or promulgated, including Regulation D of the Board) or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law): (a) changes, imposes, modifies, applies or deems applicable any reserve, special deposit or similar requirements in respect of any Loan or against assets of, deposits with or for the account of, or credit extended or committed by, Bank; or (b) imposes on Bank or the interbank eurocurrency deposit and transfer market or the market for domestic bank certificates or deposit any other condition affecting any such Loan; and the result of any of the foregoing is to impose a cost to Bank of agreeing to make, funding or maintaining any such Loan or to reduce the amount of any sum receivable by Bank in respect of any such Loan, then Bank may notify Borrower in writing of the happening of such event and Borrower shall upon demand pay to Bank such additional amounts as will compensate Bank for such costs as determined by Bank. Without prejudice to the survival of any other agreement of Borrower under this Note, the obligations of Borrower under this paragraph shall survive the termination of this Note.

     Borrower will indemnify Bank against, and reimburse Bank on Demand for, any loss, cost or expense incurred or sustained by Bank (including without limitation any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Bank to fund or maintain LIBOR Loans) as a result of: (a) any payment or prepayment (whether permitted by Bank or required hereunder or otherwise) of all or a portion of any LIBOR Loan on a day other than the Maturity Date of such Loan; (b) any payment or prepayment, whether required hereunder or otherwise, of any LIBOR Loan made after the delivery of a Notice of Requested Borrowing but before the applicable Borrowing Date if such payment or prepayment prevents the proposed Loan from becoming fully effective; or (c) the failure of any LIBOR Loan to be made by Bank due to any action or inaction of Borrower. Such funding losses and other costs and expenses shall be calculated and billed by Bank and such bill shall, as to the costs incurred, be conclusive absent manifest error.

     All past-due principal and interest on this Note, will, at Bank's option, bear interest at the Highest Lawful Rate, or if applicable law does not provide for a maximum nonusurious rate of interest, at a rate per annum equal to the Prime Rate plus five percent (5%).

     In addition to all principal and accrued interest on this Note, Borrower agrees to pay: (a) all reasonable costs and expenses incurred by Bank and all owners and holders of this Note in collecting this Note through probate, reorganization, bankruptcy or any other proceeding; and (b) reasonable attorney's fees if and when this Note is placed in the hands of an attorney for collection.

     Borrower and Bank intend to conform strictly to applicable usury laws. Therefore, the total amount of interest (as defined under applicable law) contracted for, charged or collected under this Note will never exceed the Highest Lawful Rate. If Bank contracts for, charges or receives any excess interest, it will be deemed a mistake. Bank will automatically reform the contract or charge to conform to applicable law, and if excess interest has been received, Bank will either refund the excess to Borrower or credit the excess on the unpaid principal amount of this Note. All amounts constituting interest will be spread throughout the full term of this Note in determining whether interest exceeds lawful amounts.

     If any Event of Default occurs under the Letter Agreement, then Bank may do any or all of the following: (i) cease making Loans hereunder; (ii) declare the Obligations to be immediately due and payable, without notice of acceleration or of intention to accelerate, presentment and demand or protest or notice of any kind, all of which are hereby expressly waived; and (iv) exercise any and all other rights under the Loan Documents, at law, in equity or otherwise.

     No waiver of any default is a waiver of any other default. Bank's delay in exercising any right or power under any Loan Document is not a waiver of such right or power.

     Each Obligor severally waives notice, demand, presentment for payment, notice of nonpayment, notice of intent to accelerate, notice of acceleration, protest, notice of protest, and the filing of suit and diligence in collecting this Note and all other demands and notices, and consents and agrees that its liabilities and obligations will not be released or discharged by any or all of the following, whether with or without notice to it or any other Obligor, and whether before or after the stated maturity hereof; (i) extensions of the time of payment; (ii) renewals; (iii) acceptances of partial payments; (iv) releases or substitutions of any collateral or any Obligor; and (v) failure, if any, to perfect or maintain perfection of any security interest in any collateral. Each Obligor agrees


                               Page 2 of 3 Pages

10.2 (con't)

that acceptance of any partial payment will not constitute a waiver and that waiver of any default will not constitute waiver of any prior or subsequent default.

     Where appropriate the neuter gender includes the feminine and the masculine and the singular number includes the plural number.

     Borrower represents and agrees that: all Loans evidenced by this Note are and will be for business, commercial, investment, agricultural or other similar purpose and not primarily for personal, family, or household use. Borrower represents and agrees that the following statement is true unless the box preceding that statement is checked and initialed by Borrower and Bank: [ ] ____________ No advances will be used for the purpose of purchasing or carrying any margin stock as that term is defined in Regulation U of the Board.

     Chapter 346 of the Finance Code (which regulates certain revolving loan accounts) shall not apply to this Note or to any Loan evidenced by this Note.

     This Note is governed by Texas law. If any provision of this Note is illegal or unenforceable, that illegality or unenforceability will not affect the remaining provisions of this Note. BORROWER AND BANK AGREE THAT THE COUNTY IN WHICH BANK'S PRINCIPAL OFFICE IN TEXAS IS LOCATED IS PROPER VENUE FOR ANY ACTION OR PROCEEDING BROUGHT BY BORROWER OR BANK, WHETHER IN CONTRACT, TORT, OR OTHERWISE. ANY ACTION OR PROCEEDING AGAINST BORROWER MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT IN SUCH COUNTY TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW. TO THE EXTENT PERMITTED BY APPLICABLE LAW BORROWER HEREBY IRREVOCABLY (A) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS, AND
(B) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT OR THAT ANY SUCH COURT IS AN INCONVENIENT FORUM. BORROWER AGREES THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS SPECIFIED BELOW. BANK MAY SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW AND MAY BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR WITH RESPECT TO ANY OF ITS PROPERTY IN COURTS IN OTHER PROPER JURISDICTIONS OR VENUES.

     For purposes of this Note, any assignee or subsequent holder of this Note will be considered the "Bank" and each successor to Borrower will be considered the "Borrower."

     Borrower represents that it is duly organized and validly existing and in good standing under the laws of the state of its incorporation or organization; has full power to own its properties and to carry on its business as now conducted; is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification desirable; and has not commenced any dissolution proceedings. Each Borrower and cosigner that is subject to the Texas Revised Partnership Act ("TRPA") agrees that Bank is not required to comply with Section 3.05(d) of the TRPA and agrees that Bank may proceed directly against one or more partners or their property without first seeking satisfaction from partnership property. Each of the persons signing below as Borrower represents that he/she has full requisite power and authority to execute and deliver this Note to Bank on behalf of the Borrower and to bind Borrower to the terms and conditions of this Note and that this Note is enforceable against Borrower.

     NO COURSE OF DEALING BETWEEN BORROWER AND BANK, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EXTRINSIC EVIDENCE OF ANY NATURE MAY BE USED TO CONTRADICT OR MODIFY ANY TERM OF THIS NOTE OR ANY OTHER LOAN DOCUMENT.

     THIS NOTE AND THE OTHER WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, Borrower has executed this Note effective the day, month and year first aforesaid.

               FRIEDMAN INDUSTRIES, INCORPORATED

               By: BEN HARPER
                   --------------------------------
               Name: BEN HARPER
                     ------------------------------
               Title: SENIOR VICE PRESIDENT - FINANCE
                      -----------------------------

(Bank's signature is provided as its acknowledgment of the above as the final written agreement between the parties.)

THE CHASE MANHATTAN BANK

By: /s/ KEVIN RECH
    --------------------
Name:
     -------------------
Title: SR. VICE PRES.
       -----------------


                               Page 3 of 3 Pages

10.2 (con't)


                         EXHIBIT A to Agreement between
  FRIEDMAN INDUSTRIES, INCORPORATED ("Borrower") and THE CHASE MANHATTAN BANK
    ("Bank") dated as of April 1, 1995, as same may be amended, restated and supplemented in writing

                  REPORTING REQUIREMENTS, FINANCIAL COVENANTS
                                      AND
              COMPLIANCE CERTIFICATE FOR CURRENT REPORTING PERIOD
                      ENDING __________, 200__ ("END DATE")

A. REPORTING PERIOD. THIS EXHIBIT WILL BE IN PROPER FORM AND BE SUBMITTED QUARTERLY.

B.


Financial Reporting. Borrower will provide the following financial information                           Compliance
-------------------                                                                                      Certificate
within the times indicated:                                                                             -------------


                                                                                                          Compliance
                                                                                                           (Circle)
      WHO                           WHEN DUE                               WHAT                         Yes         No
-----------------       ----------------------------------      ------------------------------          --------------

BORROWER                (i) Quarter at such time as this        Borrower's 10-Q together with           Yes         No
                        statement is submitted to the           a certificate of compliance
                        Securities and Exchange Commission      duly executed by an officer of
                        ("SEC")                                 Borrower

                        (ii) On an annual basis at such         Borrower's 10-K together with           Yes         No
                        time as this statement is               a certificate of compliance
                        submitted to the Securities and         duly executed by an officer
                        Exchange Commission ("SEC")             of Borrower


C.




FINANCIAL COVENANTS. Borrower                           COMPLIANCE CERTIFICATE
--------------------                                    ----------------------
will comply with the following
financial covenants, defined in
accordance with GAAP incorporating
the calculation adjustments
indicated on the Compliance
Certificate:

                                                                                                            Compliance
                                                                                                             (Circle)
       REQUIRED                                               ACTUAL REPORTED                             Yes         No
---------------------------------               -------------------------------------------               --------------
Except as specified otherwise,                  For Current Reporting Period / as                         Yes         No
each covenant will be maintained                of the End Date
at all times and reported for
each Reporting Period or as of
each Reporting Period End Date,
as appropriate:


1.  Maintain a Working Capital                  $______________ - $___________________ =                  Yes         No
    of at least $10,000,000.00.                  Current Assets    Current Liabilities
                                                  $_______________
                                                   Working Capital


2.  Maintain a Tangible Net                     Stockholder's Equity               $_______                Yes        No
    Worth as adjusted of at                     Minus:  Goodwill                   $_______
    least $25,000,000.00.                               Other intangible Assets    $_______
                                                Plus:   Subordinated Debt          $_______

                                                Equals:  Tangible Net Worth        $_______

3. Maintain a Current Ratio of                  $______________ / $___________________ =                    Yes       No
   at least 2.00 to 1.00.                        Current Assets    Current Liabilities
                                                  $_____________
                                                   Current Ratio

4. Maintain a ratio of Total                    Total Indebtedness (GAAP)           $______                 Yes       No
   Indebtedness to Tangible
   Net Worth plus Subordinated                  Tangible Net Worth                  $______
   Debt of no more than 1.10
   to 1.00.

                                                $__________________ / $__________________ =
                                                 Total Indebtedness    Tangible Net Worth
                                                  $____________
                                                   Ratio


THE ABOVE SUMMARY REPRESENTS SOME OF THE COVENANTS AND AGREEMENTS CONTAINED IN THE NOTE AND DOES NOT IN ANY WAY RESTRICT OR MODIFY THE TERMS AND CONDITIONS OF THE NOTE. IN CASE OF CONFLICT BETWEEN THIS EXHIBIT A AND THE NOTE, THE NOTE SHALL CONTROL.

The undersigned hereby certifies that the above information and computations are true and correct and not misleading as of the date hereof, and that since the date of the Borrower's most recent Compliance Certificate (if any):

     [ ] No default or Event of Default has occurred under the Note during the current Reporting Period, or been discovered from a prior period, and not reported.

     [ ] A default or Event of Default (as described below) has occurred during the current Reporting Period or has been discovered from a prior period and is being reported for the first time and:

          [ ] was cured on ____________________.

          [ ] was waived by Bank in writing on ___________________.

          [ ] is continuing.

     Description of Event of Default: _____________________________________

     ______________________________________________________________________

     ______________________________________________________________________


Executed this _________ day of ______________, 2000__.


                           EXHIBIT A Page 1 of 2 Pages

10.2 (con't)

BORROWER:         FRIEDMAN INDUSTRIES, INCORPORATED

SIGNATURE: ____________________________________________________________________

NAME: _________________________________________________________________________

TITLE: ________________________________________________________________________

ADDRESS: ______________________________________________________________________

         ______________________________________________________________________

         ______________________________________________________________________


                          EXHIBIT A Page 2 of 2 Pages